Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated July 14, 2017 relating to the consolidated balance sheet of Alexander & Baldwin REIT Holdings, Inc., as of July 11, 2017 appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Proxy Statement/Prospectus.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii

July 14, 2017